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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Experts" in the Statements of Additional Information and the incorporation by reference in this Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A)(No. 2-76990/811-3447) of SEI Tax Exempt Trust of our report dated October 11, 2002, included in the 2002 Annual Report to shareholders.


/s/Ernst & Young LLP

Philadelphia, Pennsylvania
December 23, 2002